                                                                    EXHIBIT 21.2

LIST OF SUBSIDIARIES OF THE COMPANY, THE STATE OR JURISDICTION OF INCORPORATION
OR ORGANIZATION OF EACH, THE NAMES UNDER WHICH THE SUBSIDIARIES DO BUSINESS, AND
                      THE TYPE OF ENTITY OF EACH SUBSIDIARY

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                              STATE/JURISDICTION OF
    NAME OF SIGNIFICANT         INCORPORATION OR
        SUBSIDIARY                ORGANIZATION             TYPE OF ENTITY
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   Brady Power Partners              Nevada              General Partnership
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        ORMESA LLC                  Delaware          Limited Liability Company
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        ORNI 1 LLC                  Delaware          Limited Liability Company
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        ORNI 2 LLC                  Delaware          Limited Liability Company
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        ORNI 7 LLC                  Delaware          Limited Liability Company
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 Steamboat Geothermal LLC           Delaware          Limited Liability Company
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Steamboat Development Corp.           Utah                   Corporation
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      OrMammoth Inc.                Delaware                 Corporation
--------------------------------------------------------------------------------